EXHIBIT 99.1
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CONTACT:   Investor Relations Department
           919-466-5492
           investorrelations@spectrasite.com
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          SPECTRASITE ANNOUNCES RESTATEMENT OF FINANCIAL STATEMENTS TO
           CORRECT ACCOUNTING FOR CERTAIN OPERATING LEASES AND TOWER
                              DEPRECIATION EXPENSE


CARY, NC, MARCH 2, 2005 - SpectraSite, Inc. (NYSE: SSI) announced today that, after its review of the accounting treatment for certain operating leases and leasehold improvements, and in consultation with its independent auditors, the Company will restate certain prior period financial statements to correct an error. The result of the restatement primarily will be to accelerate to earlier periods the recognition of certain non-cash ground rent expense and to accelerate to earlier periods the recognition of depreciation expense on certain tower assets.

The restatement is not expected to impact historical or future cash flows provided by operating activities, the actual timing or amounts of cash payments under ground leases, the Company's liquidity position, or compliance with any financial covenants under the Company's financing agreements.

The Company will restate results for the successor company for the eleven months ended December 31, 2003, and the first three fiscal quarters of 2004. Accordingly, the financial statements and independent auditors' reports contained in the Company's filings with the Securities and Exchange Commission for these periods should no longer be relied upon. In addition, on its fourth quarter 2004 earnings call, scheduled for March 14, 2005, at 4:30 p.m. Eastern Standard Time, the Company will also update its 2005 outlook to incorporate the effects of its change in accounting.

ABOUT SPECTRASITE, INC.

SpectraSite, Inc. (www.spectrasite.com), based in Cary, North Carolina, is one of the largest wireless tower operators in the United States. At September 30, 2004, SpectraSite owned or operated approximately 10,000 revenue producing sites, including 7,802 towers and in-building systems primarily in the top 100 markets in the United States. SpectraSite's customers are leading wireless communications providers, including Cingular, Nextel, Sprint PCS, T-Mobile and Verizon Wireless.

SAFE HARBOR

This press release and oral statements made from time to time by representatives of the Company may contain "forward-looking statements" concerning the Company's financial and operating outlook, plans and strategies, its share repurchase program and the trading markets for its securities. These forward-looking statements are subject to a number of risks and uncertainties. The Company wishes to caution readers that certain factors may impact the Company's actual results and could cause results for subsequent periods to differ materially from those expressed in any forward-looking statements made by or on behalf of the Company. Such factors include, but are not limited to (i) the Company's substantial capital requirements and debt, (ii) market conditions, (iii) the Company's dependence on demand for wireless communications and related infrastructure, (iv) competition in the communications tower industry, including the impact of technological developments, (v) consolidation

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in the wireless industry and the tower industry, (vi) future regulatory actions,
(vii) conditions in its operating areas, (viii) management's estimates and assumptions included in the Company's 2005 outlook, and (ix) the results of the Company's review of the accounting treatment of certain operating leases and leasehold improvements. These and other important factors are described in more detail in the "Risk Factors" and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections of the Company's SEC filings and public announcements. The Company undertakes no obligation to update forward-looking statements to reflect subsequently occurring events or circumstances.

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